EXHIBIT 24.1

POWER OF ATTORNEY

We, the undersigned directors and officers of Community Bank System, Inc., a Delaware corporation (the “Company”), hereby constitute and appoint each of Mark E. Tryniski and Scott A. Kingsley, severally, acting alone and without the other, with full power of substitution, our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below which such attorney-in-fact may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-8 relating to the offering of the Company common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that the aforesaid attorney-in-facts shall do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

SIGNATURE	TITLE	DATE

/s/ Mark E. Tryniski Mark E. Tryniski	President, Chief Executive Officer and Director (Principal Executive Officer)	December 19, 2012

/s/ Scott A. Kingsley Scott A. Kingsley	Treasurer and Chief Financial Officer (Principal Financial Officer)	December 19, 2012

/s/ Nicholas A. DiCerbo Nicholas A. DiCerbo	Chairman of the Board	December 19, 2012

/s/ Brian R. Ace Brian R. Ace	Director	December 19, 2012

/s/ Mark J. Bolus Mark J. Bolus	Director	December 19, 2012

/s/ Paul M. Cantwell, Jr. Paul M. Cantwell, Jr.	Director	December 19, 2012

/s/ Neil E. Fesette Neil E. Fesette	Director	December 19, 2012

/s/ James A. Gabriel James A. Gabriel	Director	December 19, 2012

SIGNATURE	TITLE	DATE

/s/ James W. Gibson, Jr. James W. Gibson, Jr.	Director	December 19, 2012

/s/ Edward S. Mucenski Edward S. Mucenski	Director	December 19, 2012

/s/ John Parente John Parente	Director	December 19, 2012

/s/ John F. Whipple, Jr. John F. Whipple, Jr.	Director	December 19, 2012

/s/ Alfred S. Whittet Alfred S. Whittet	Director	December 19, 2012

/s/ James A. Wilson James A. Wilson	Director	December 19, 2012

/s/ Brian R. Wright Brian R. Wright	Director	December 19, 2012